Exhibit 3.153

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CANCELLATION OF “TEAM HEALTH SOUTHWEST, L.P.”, FILED IN THIS OFFICE ON THE SECOND DAY OF AUGUST, A.D. 2005, AT 12:16 O’CLOCK P.M.

2898721 8100	-s- IHarriet Smith Windsor
050634677	Harriet Smith Windsor, Secretary of State
AUTHENTICATION: 4063794
DATE: 08-02-05

State of Delaware Secretary of State Division of Corporations Delivered 02:24 PM 08/02/2005 FILED 12:16 PM 08/02/2005 SRV 050634677 — 2898721 FILE
STATE OF DELAWARE
CERTIFICATE OF CANCELLATION OF
CERTIFICATE OF LIMITED PARTNERSHIP
The limited partnership organized under the Delaware Revised Uniform Limited Partnership Act (the “Act”), for the purpose of canceling the Certificate of Limited Partnership pursuant to Section 17-203 of the Act, hereby certifies that:
1. The name of the limited partnership is Team Health Southwest, L.P. (the “Partnership”)
2. The Certificate of Limited Partnership was filed in the Office of the Secretary of State of the State of Delaware on May 20, 1998.
3. This Certificate of Cancellation shall become effective upon filing.
     IN WITNESS WHEREOF, the undersigned, constituting the general partner(s) of the partnership has executed this Certificate of Cancellation as of the 29th day of July, A.D. 2005.

By:	Team Radiology, Inc.

General Partner(s)
or
Liquidating Trustee(s)

Name :	John R. Stair, Assistant Secretary

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